CHANGES IN CAPITAL STRUCTURE OF LISTED COMPANIES                       TSE
     Employee Stock Options and Stock Purchase Plans,
     Toronto Stock Exchange Options for Services and Related Matters

Company Name:       Brocker Technology Group Ltd.
Stock Symbol:       BKI
For Month Ending:   February 29, 2000
Date Prepared:      March 14, 2000

                                Outstanding Stock Options Summary
-----------------------------------------------------------------------------------------------
Stock Options Outstanding - Opening Balance                                           1,048,000
-----------------------------------------------------------------------------------------------
Options Granted:    (Add)
-----------------------------------------------------------------------------------------------
Date of Grant               Name              Expiry Date         Price     Number
-----------------------------------------------------------------------------------------------
Feb. 29, 2000          Michael Ridgway       Feb. 29, 2005        $11.25                200,000
-----------------------------------------------------------------------------------------------
Feb. 29, 2000          Casey O'Byrne         Feb. 29, 2005        $11.25                100,000
-----------------------------------------------------------------------------------------------
Feb. 29, 2000          Andrew Chamberlain    Feb. 29, 2005        $11.25                 50,000
-----------------------------------------------------------------------------------------------
Subtotal                                                                                350,000
-----------------------------------------------------------------------------------------------
Options Exercised:  (Subtract)
-----------------------------------------------------------------------------------------------
     Date                   Name             Date of Grant        Price     Number
-----------------------------------------------------------------------------------------------
Feb. 11, 2000          Dan Hachey            December, 1999       $1.99                  50,000
-----------------------------------------------------------------------------------------------
Subtotal                                                                                 50,000
-----------------------------------------------------------------------------------------------
Options Cancelled:  (Subtract)
-----------------------------------------------------------------------------------------------
     Date                   Name             Date of Grant        Price     Number
-----------------------------------------------------------------------------------------------
Feb. 1, 2000           Josephine James       November 20, 1997    $1.90                  15,000
-----------------------------------------------------------------------------------------------
Feb. 1, 2000           Lori Mitchel          December, 1996       $1.18                  15,000
-----------------------------------------------------------------------------------------------
                                                                                         30,000
-----------------------------------------------------------------------------------------------
Subtotal                                                                       Nil
===============================================================================================
Closing Stock Option Plan Balance                                                     1,318,000
===============================================================================================

-----------------------------------------------------------------------------------------------
                  Shares reserved for Share Compensation Arrangements
-----------------------------------------------------------------------------------------------
Opening Reserve Balance                                                               1,048,000
-----------------------------------------------------------------------------------------------
Additional Listing Under Plan (Add)                                                     350,000
-----------------------------------------------------------------------------------------------
Stock Options Exercised (Subtract)  [cancelled]                                          80,000
===============================================================================================
Closing Reserve Balance                                                               1,318,000
===============================================================================================
                  Issued and Outstanding Share Capital Summary
-----------------------------------------------------------------------------------------------
Reason for Increase or Reduction
-----------------------------------------------------------------------------------------------
Issued and Outstanding - Opening Balance                                             15,137,467
-----------------------------------------------------------------------------------------------
Stock Options Exercise                                                                   50,000
-----------------------------------------------------------------------------------------------
Share Purchase Plan
-----------------------------------------------------------------------------------------------
Acquisitions                                                                             46,337
-----------------------------------------------------------------------------------------------
Warrants
-----------------------------------------------------------------------------------------------
Private Placement
-----------------------------------------------------------------------------------------------
Issuer Bid Cancellation                                                                  25,000
===============================================================================================
Closing Issued Capital Balance                                                       15,258,804
===============================================================================================

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